Exhibit 4.2

EXECUTION COPY

SERIES A SUPPLEMENT TO THE NOTE PURCHASE AND PARTICIPATION

AGREEMENT

WITH RESPECT TO THE

3.90% SERIES A SENIOR SECURED NOTE DUE JANUARY 14, 2027

THIS SERIES A SUPPLEMENT TO THE MASTER NOTE PURCHASE AND PARTICIPATION AGREEMENT, dated as of January 15, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Supplement”), is entered into by and among LMRK ISSUER CO. LLC, a Delaware limited liability company (the “Issuer”), 2019-1 TRS LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), LD ACQUISITION COMPANY 8 LLC, a Delaware limited liability company (“LD-8”), LD ACQUISITION COMPANY 9 LLC, a Delaware limited liability company (“LD-9”), LD ACQUISITION COMPANY 10 LLC, a Delaware limited liability company (“LD-10”), LD TALL WALL II LLC, a Delaware limited liability company (“Tall Wall II”; together with Co-Issuer, LD-8, LD-9, LD-10, and any other Obligor that from time to time owns any right or interest in a Project Site and becomes a party to this Agreement by entering into a joinder hereto, the “Project Companies” and each individually a “Project Company” or the “Guarantors” and each individually a “Guarantor”), and each of the institutional investors named on Schedule A attached hereto (each a “Purchaser” and, collectively, the “Purchasers”).

Capitalized terms that are used but not defined in this Supplement have the meaning ascribed to such terms in the Note Purchase and Participation Agreement (defined below).

RECITALS

WHEREAS, the Co-Issuers, the other Guarantors and the Purchasers have entered into the Note Purchase and Participation Agreement, dated as of January 15, 2020 (the “Note Purchase and Participation Agreement” or the “NPPA”), and are entering into this Supplement (i) to amend and supplement the NPPA to, among other things, establish the form, terms and other provisions of the Co-Issuers’ 3.90% Series A Senior Secured Notes due January 14, 2027 (the “Series A Notes”) that are not otherwise set forth in the NPPA and (ii) to provide for the issuance and sale by the Co-Issuers, and the purchase by the Purchasers, severally and not jointly, of $170,000,000 aggregate principal amount of Series A Notes pursuant to the terms and conditions of the NPPA, as amended and supplemented by this Supplement;

WHEREAS, the Co-Issuers intend to use the proceeds from the issuance and sale of the Series A Notes in order (i) to pay off and discharge certain existing indebtedness secured by the initial Portfolio (the “Refinancing”), (ii) to satisfy the Debt Service Reserve Requirement resulting from the issuance of the Series A Notes through the deposit of funds into the Debt Service Reserve Account and/or obtaining a Letter of Credit in accordance with the terms of the Collateral Trust Indenture, (iii) to pay insurance premiums and taxes, and fund operations of the Obligors, (iv) to pay transaction fees and expenses related to the issuance of the Series A Notes and (v) to otherwise use for general corporate purposes; and

WHEREAS, Section 1.1 of the NPPA provides that the Co-Issuers may, from time to time, authorize the issuance and sale of Notes in one or more Series under and pursuant to the terms and conditions of the NPPA in an aggregate principal amount, with such further terms and conditions and in such form as shall be specified in the applicable NPPA Series Supplement among the Co-Issuers, the other Guarantors and the Purchasers of such Series of Notes; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplement and to make it a valid and binding obligation of the Co-Issuers and the Guarantors have been done or performed;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Co-Issuers, the Guarantors and the Purchasers agree as follows.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. AUTHORIZATION OF NOTES.

Section 1.1 Authorization of Notes. The Co-Issuers hereby authorize the creation of a new Series of Notes to be issued pursuant to and in accordance with the NPPA, as amended and supplemented by this Supplement, which new series of Notes shall be known and designated as “3.90% Series A Senior Secured Notes due January 14, 2027” (the “Series A Notes”, which term shall include any such Notes issued in substitution therefor pursuant to Section 13 of the NPPA). The aggregate principal amount of Series A Notes which shall be issued, executed and delivered on the Closing Date (as defined below) shall be $170,000,000; provided, however, that subject to the Co-Issuers’ compliance with Section 10.6 of the NPPA, the Co-Issuers from time to time, without giving notice to or seeking the consent of the Purchasers or any holder of Series A Notes, may issue, subject to the terms and conditions set forth herein and in the NPPA, additional Series A Notes (the “Additional Series A Notes”) in any amount having the same terms as the Series A Notes in all respects, except for the issue date, the issue price and the initial Payment Date. Any such Additional Series A Notes will constitute “Series A Notes” and “Notes” for all purposes of the NPPA and will (together with all other Series A Notes issued under the NPPA and this Supplement) constitute a single series of Notes under the NPPA.

Section 1.2 Form of Notes; Term of the Notes. (a) The Series A Notes shall be substantially in the form set forth in Annex A hereto. The terms and provisions contained in the Series A Notes will constitute, and are hereby expressly made, a part of this Supplement and the Co-Issuers, the Guarantors, the Purchasers party hereto and any holder of the Series A Notes expressly agree to such terms and provision and to be bound thereby. However, to the extent any provision of the Series A Notes conflicts with the express provisions of this Supplement, the provisions of this Supplement shall govern and be controlling with respect to the Series A Notes.

(b) The final maturity date for the Series A Notes is January 14, 2027 (such date, the “Maturity Date”). On February 29, 2020, and on the last day of each calendar month thereafter (each, a “Payment Date”) through and including the Maturity Date, the Co-Issuers shall pay the principal amount of the Series A Notes in accordance with the Amortization Schedule attached as Schedule 8.1 to this Supplement (as such Amortization Schedule may be amended from time to time to reflect reductions in principal payments resulting from prepayments of the Series A Notes pursuant to Section 8 of the NPPA) at par and without payment of the Make-Whole-Amount (each a “Scheduled Payment Amount”).

(c) The Co-Issuers shall pay interest on the Series A Notes (computed on the basis of a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months) (i) on the unpaid principal balance of the Series A Notes at the rate of 3.90% per annum accruing from the most recent date on which interest has been paid or, if no interest has been paid on the Series A Notes, from the original date of issuance, on each Payment Date or until the aggregate principal amount of the Series A Notes shall have been paid, and (ii) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum equal to 2% over interest rate stated above, payable monthly as aforesaid (or at option of the registered holder thereof, on demand).

(d) The Series A Notes are subject to the payment and prepayment provisions of Section 8 of the NPPA, including, but not limited to (i) optional prepayments by the Co-Issuers with a Make-Whole Amount at any time prior to the last twelve calendar months prior to the Maturity Date pursuant to Section 8.2(a) thereof, (ii) optional prepayment by the Co-Issuers without a Make-Whole Amount at any time during the twelve calendar months prior to the Maturity Date pursuant to Section 8.2(b) of the NPPA and (iii) mandatory prepayments at par pursuant to Section 8.8(f) thereof in a Control Event occurs.

(e) Make-Whole Amount for the Series A Notes.

“Make-Whole Amount” means, with respect to any Series A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series A Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Series A Note, the principal of such Series A Note that is to be prepaid pursuant to Section 8.2 of the NPPA or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the NPPA, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series A Notes of such series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Series A Note, 0.50% over the “Ask Yield(s)” to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yield(s)” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Series A Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series A Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Series A Notes of such series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 of the NPPA or Section 12.1 of the NPPA.

“Settlement Date” means, with respect to the Called Principal of any Series A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 of the NPPA or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the NPPA, as the context requires.

(f) The Series A Notes shall be senior unsubordinated obligations of the Co-Issuers, guaranteed, jointly and severally, by each of the Guarantors, ranking equally in right of payment with any other Notes issued under the NPPA and any other senior unsubordinated obligations of the Obligors and shall constitute Secured Obligations secured equally and ratably with the other Secured Obligations by the pledge of and Lien on the Collateral under the Security Documents.

Section 1.3 Notes Entitled to the Benefits of the NPPA and other Transaction Documents; Joinder by new Guarantors and Purchaser.

(a) The Series A Notes are a series of Notes issued under the NPPA and shall be entitled to the benefits of the NPPA, including the guaranty by the Guarantors set forth in Section 22 thereof, and the other Transaction Documents. Each of the Co-Issuers and the Guarantors hereby agree that all of their obligations under the NPPA and the other Transaction Documents with respect to the Notes and to the Purchasers of Notes shall apply to the Series A Notes and to each Purchaser party hereto, respectively.

(b) Any Guarantor that was not party to the NPPA (whether as an original signatory thereto or by subsequently executing a joinder thereto (including by entering into a prior NPPA Series Supplement)) prior to the execution and delivery of this Supplement, hereby agrees that by executing and delivering this Supplement, such Guarantor hereby becomes a party to the NPPA as a “Guarantor”, an “Obligor”, a “Project Company” or a “Project Company Parent”, as the case may be, thereunder and shall be bound by the terms and provisions of the NPPA, including but not limited to the guaranty set forth in Section 22 thereof with respect to the Series A Notes authorized hereby and all other Notes issued under the NPPA prior to or after the date hereof, in the same manner as if such Guarantor was an original signatory to the NPPA and, at all times from and after the date hereof, such Guarantor shall be subject to all of the obligations, and be entitled to the rights and benefits, of a Guarantor, an Obligor and a Project Company as set forth in the NPPA.

(c) Each Purchaser hereto agrees that by executing and delivering this Supplement, such Purchaser hereby becomes a party to the NPPA as a “Purchaser” as of the Closing Date with respect to the Series A Notes only and shall be entitled to the rights and benefits, and be bound by the terms and provisions of the NPPA, including but not limited to the representations and warranties of a Purchaser set forth in Section 6 thereof and the provisions relating to confidentiality set forth in Section 20 thereof, in the same manner as if such Purchaser was an original signatory to the NPPA.

(d) The Series A Notes shall be entitled to the benefits of the Collateral Trust Indenture and Security Agreement, dated as of January 15, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Trust Indenture”), pursuant to which the Co-Issuers and the other Guarantors, to secure their respective obligations under the Notes, including the Series A Notes, the NPPA and the other Transaction Documents, granted a security interest and mortgage and deed of trust Lien to the Trustee on behalf of the Secured Parties (including the holders of the Series A Notes). Concurrently with the entering into of this Supplement, each Purchaser shall execute and deliver to the Trustee a Joinder to the Collateral

Trust Indenture in the form attached thereto and become a Secured Party thereunder. Each Purchaser, as a holder of the Series A Notes, and all subsequent transferees of the Series A Notes shall automatically be bound by the terms and provisions (including the rights, protections, immunities and indemnities afforded the Trustee) of the Collateral Trust Indenture as though they were an original party thereto and shall be entitled to all the rights and benefits and be subject to all the duties and obligations thereunder without any further action on their part.

SECTION 2. PURCHASE AND SALE OF NOTES.

Subject to the terms and conditions of the NPPA and this Supplement, the Co-Issuers will issue and sell, on a joint and several basis, to each Purchaser and each Purchaser will purchase from the Co-Issuers, at the Closing provided for in Section 3, Series A Notes in the principal amount specified opposite such Purchaser’s name in Schedule A to this Supplement at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder and under the NPPA are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

The purchase and sale of the Series A Notes to be purchased by each Purchaser shall occur at the offices of Latham & Watkins LLP at 10:00 a.m., New York City time, at a closing (the “Closing”) on January 15, 2020, or on such other Business Day thereafter as may be agreed upon by the Co-Issuers and the Purchasers (such date of closing, the “Closing Date”).

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Series A Notes to be purchased by such Purchaser at the Closing is subject to the satisfaction (or waiver in writing), prior to the Closing Date of each of the conditions set forth in Section 4 of the NPPA; provided, that (x) the opinion delivered in connection with Section 4.4(a) of the NPPA shall be in the form set forth in Schedule 4.4(a) hereto, (y) opinion delivered in connection with Section 4.4(b) of the NPPA shall be in the form set forth in Schedule 4.4(b) hereto and (z) opinion delivered in connection with Section 4.4(c) of the NPPA shall be in the form set forth in Schedule 4.4(c) hereto.

SECTION 5. REPRESENTATION AND WARRANTIES OF THE OBLIGORS.

Each of the Obligors represents and warrants to each Purchaser that, on the Closing Date, each of the representation and warranties set forth in Section 5 of the NPPA are true and accurate as of such date, subject to the following qualifications:

(a) The representations and warranties set forth in Section 5.3 of the NPPA are subject to the disclosures, if any, in Schedule 5.3 hereto.

(b) The representations and warranties set forth in Section 5.4 of the NPPA are subject to the disclosures, if any, in Schedule 5.4 hereto.

(c) The financial statements described in Section 5.5(b), if any, of the NPPA are described in Schedule 5.3 hereto.

(d) The representations and warranties set forth in Section 5.8 of the NPPA are subject to the disclosures, if any, in Schedule 5.8 hereto.

(e) The representations and warranties set forth in Section 5.9 of the NPPA are subject to the disclosures, if any, in Schedule 5.9 hereto.

(f) The representations and warranties set forth in Section 5.10 of the NPPA are subject to the disclosures, if any, in Schedule 5.10 hereto.

(g) The representation and warranties set forth in Section 5.11 of the NPPA are subject to the disclosures, if any, in Schedule 5.11 hereto.

(h) The representations and warranties set forth in Section 5.15 of the NPPA are subject to the disclosures, if any, in Schedule 5.15 hereto.

(i) The representations and warranties set forth in Section 5.18 of the NPPA are subject to the disclosures, if any, in Schedule 5.18 hereto.

(j) The UCC financing statements or recordings necessary to perfect the security interests granted to the Trustee pursuant to the Security Documents and the related filing offices described in Section 5.19 of the NNPA, if any, are as set forth in Schedule 5.19 hereto.

(k) The representations and warranties set forth in Section 5.20(b) of the NPPA are subject to the disclosures, if any, in Schedule 5.20 hereto.

(l) The representations and warranties set forth in Section 5.21 of the NPPA are subject to the disclosures, if any, in Schedule 5.21 hereto.

SECTION 7. SEVERABILITY.

Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. RATIFICATION OF NPPA AND AMENDMENTS.

As supplemented by this Supplement, the NPPA is in all respects ratified and confirmed and the NPPA as so supplemented by this Supplement shall be read, taken and constructed as one and the same instrument. This Supplement may not be amended, supplemented or otherwise modified except in accordance with the terms of the NPPA. In addition, and to the extent that the Subsidiary Guaranty is in effect, each Subsidiary Guarantor shall execute and deliver a guaranty ratification.

SECTION 10. COUNTERPARTS.

This Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 11. GOVERNING LAW.

This Supplement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SECTION 12. HEADINGS.

Section headings and the table of contents in this Supplement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Note Purchase and Participation Agreement to be duly executed as of the date first written above.

LMRK ISSUER CO. LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

2019-1 TRS LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

LD ACQUISITION COMPANY 8 LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

LD ACQUISITION COMPANY 9 LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

LD ACQUISITION COMPANY 10 LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

NPPA Series A Supplement

LD TALL WALL II LLC, a Delaware limited liability company

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer

NPPA Series A Supplement

PURCHASERS:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,
a New York domiciled life insurance company

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Chris Miller
Name:	Chris Miller
Title:	Senior Director

PACIFIC LIFE INSURANCE COMPANY

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Chris Miller
Name:	Chris Miller
Title:	Senior Director

NPPA Series A Supplement

ANNEX A

TO

NPPA SERIES A SUPPLEMENT

FORM OF NOTE

LMRK ISSUER CO. LLC

2019-1 TRS LLC

3.90% SERIES A SENIOR SECURED NOTE DUE JANUARY 14, 2027

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CO-ISSUERS.

No. A-[ ] $[ ]	Original Issue Date: January 15, 2020 PPN: 502084 A*7

MATURITY	DATE: January 14, 2027

PAYMENT	DATES: The last day of each calendar month in each year, commencing on February 29, 2020 through and including the Maturity Date.

FOR VALUE RECEIVED, the undersigned, LMRK ISSUER CO. LLC (herein called the “Issuer”) and 2019-1 TRS LLC (herein called the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), each a Delaware limited liability company, hereby promise to pay on a joint and several basis, to [INSERT NAME OF HOLDER], or registered assigns, the principal sum of [INSERT PRINCIPAL AMOUNT OF NOTE] DOLLARS in accordance with the Amortization Schedule attached as Schedule 8.1 to the NPPA Series A Supplement (defined below) (as such Amortization Schedule may be amended from time to time to reflect reductions in principal payments resulting from prepayments of the Notes pursuant to Section 8 of the Note Purchase and Participation Agreement (as defined below)) with interest (computed on the basis of a three

NPPA Series A Supplement – Annex A (Form of Note)

A-1

hundred sixty (360)-day year of twelve (12) thirty (30)-day months) (a) on the unpaid balance hereof at the rate of 3.90% per annum accruing from the most recent date on which interest has been paid or, if no interest has been paid on this Note, from the Original Issue Date set forth above, payable on each Payment Date set forth above or until the aggregate principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum equal to 2% over coupon rate, payable monthly as aforesaid (or at option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect, to this Note are to be made in lawful money of the United States of America at the address specified for such purpose in Schedule A attached to the NPPA Series A Supplement, or by such other method or at such other address as the holder of this Note shall have from time to time specified to the Co-Issuers in writing for such purpose as provided in the Note Purchase and Participation Agreement referred to below.

This Note is one of a series of senior secured notes called 3.90% Series A Senior Secured Notes Due January 2027 (herein called the “Notes”) issued pursuant to, and the terms and conditions of which are governed by, the Note Purchase and Participation Agreement, dated as of January 15, 2020, as amended and supplemented by the NPPA Series A Supplement, dated as of January 15, 2020 (the “Series A Supplement”, and the Note Purchase and Participation Agreement, as so amended and supplemented, and as may be further amended and supplemented from time to time, the “Note Purchase and Participation Agreement”), by and among the Co-Issuers, the other Guarantors party thereto and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase and Participation Agreement and (ii) made the representation set forth in Section 6.1 of the Note Purchase and Participation Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase and Participation Agreement.

The Holders of the Notes are third-party beneficiaries of the Collateral Trust Indenture and Security Agreement, dated as of January 15, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Trust Indenture”), pursuant to which the Co-Issuers and the Guarantors, to secure their respective obligations under the Notes, the Note Purchase and Participation Agreement and the other Transaction Documents, granted a security interest and mortgage and deed of trust Lien to the Trustee on behalf of the Secured Parties (including the Holder of this Note). The Holder of this Note and all subsequent transferees of this Note shall automatically be bound by the terms and provisions (including the rights, protections, immunities and indemnities afforded the Trustee) of the Collateral Trust Indenture as though they were an original party thereto and shall be entitled to all the rights and benefits and be subject to all the duties and obligations thereunder without any further action on their part.

This Note is a registered Note and, as provided in the Note Purchase and Participation Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Co-Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Co-Issuers will not be affected by any notice to the contrary.

NPPA Series A Supplement – Annex A (Form of Note)

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in Section 8 of the Note Purchase and Participation Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase and Participation Agreement.

Pursuant to the Note Purchase and Participation Agreement, each of the Subsidiaries of the Co-Issuers, have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on the Notes and the performance by the Co-Issuers of its obligations contained in the Note Purchase and Participation Agreement all as more fully set forth therein.

This Note shall be construed and enforced in accordance with, and the rights of the Co-Issuers and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

NPPA Series A Supplement – Annex A (Form of Note)

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

LMRK ISSUER CO. LLC

By:
Name:
Title:

2019-1 TRS LLC

By:
Name:
Title:

NPPA Series A Supplement – Annex A (Form of Note)

A-4

SCHEDULE 4.4(a)

TO

NPPA SERIES A SUPPLEMENT

FORM OF OPINION OF SPECIAL COUNSEL FOR THE OBLIGORS

NPPA Series A Supplement – Schedule 4.4(a) (Form of Opinion of Special Counsel for the Obligors)

SCHEDULE 4.4(b)

TO

NPPA SERIES A SUPPLEMENT

FORM OF OPINION OF SPECIAL DELAWARE COUNSEL FOR THE OBLIGORS

NPPA Series A Supplement – Schedule 4.4(b) (Form of Opinion of Special Delaware Counsel for the Obligors)

SCHEDULE 4.4(c)

TO

NPPA SERIES A SUPPLEMENT

FORM OF OPINION OF SPECIAL COUNSEL FOR THE TRUSTEE

NPPA Series A Supplement – Schedule 4.4(c) (Form of Opinion of Special Counsel for the Trustee)

SCHEDULE 5.3

TO

NPPA SERIES A SUPPLEMENT

DISCLOSURE DOCUMENTS AND FINANCIAL STATEMENTS

1. Investor Presentation

a. LD Investor Presentation (November 11, 2019)

2. Financial Models

[REDACTED

3. LMRK 2016-1 documents / materials

a. LMRK 2016-1 Final Offering Memorandum

b. 2016-1 Monthly Manager Report May 2019

c. [REDACTED]

4. Ratings Letter

a. DBRS Questions #1

b. DBRS Indicative Rating Letter (December 12, 2019)

c. Provisional Private Presale Report (January 13, 2020)

d. Final DBRS Rating Letter (January 15, 2020)

5. Investor Q&A / diligence materials / datatape

a. Historical Loss Rates (Landmark 2019-1 Data Tape - October 31, 2019)

b. Terminations (Landmark 2019-1 Data Tape - October 31, 2019)

c. Sample Leases, amendments, Title documents, Purchase and Sale Agreements, Underwiring summaries, closing statements, and related documents.

I.	WT154503 – NRG Energy

II.	BB164934 – Clear Channel

III.	BB165129 – Clear Channel

IV.	BB176274 – Lamar

NPPA Series A Supplement – Schedule 5.3 (Disclosure Documents and Financial Statements)

V.	WT142965 – SunEdison

VI.	BB176297 – Aura Outdoor

VII.	SO165607 – True Green Capital Mgmt LLC

VIII.	SO176304 – NJRCEV

IX.	SO154392 – RES America Wind Operations Inc.

X.	SO154391 – RES America Wind Operations Inc.

XI.	TC143803 – AT&T Wireless

XII.	TC120898 – Fair Point Communications

XIII.	TC154165 – SBC Tower Holdings LLC

XIV.	TC153871 – AT&T Wireless

XV.	TC143746 – New Singular Wireless PCS

6. Legal Documents and related drafts

a. Commitment Letter

b. Master NPPA

c. Series A Supplement to the NPPA

d. Series A Senior Secured Note R-1

e. Collateral Trust Indenture and Security Agreement

f. Omnibus Collateral Assignment of Leases and Rents

g. Management Agreement

h. Collateral Assignment of Management Agreement

i. Pledge and Security Agreement

NPPA Series A Supplement – Schedule 5.3 (Disclosure Documents and Financial Statements)

SCHEDULE 5.4

TO

NPPA SERIES A SUPPLEMENT

OBLIGORS AND SUBSIDIARIES

Obligor	Subsidiary of Obligor	Percentage Limited Liability Company Interest Owned by Obligor	Obligor EIN	Director of Obligor	Officers of Obligor
LMRK Issuer Co. LLC, a Delaware limited liability company	LD Acquisition Company 8 LLC, a Delaware limited liability company	100% limited liability company interest	81-2624396	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III Orlando Figueroa	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III

LMRK Issuer Co. LLC, a Delaware limited liability company	LD Acquisition Company 9 LLC, a Delaware limited liability company	100% limited liability company interest	81-2624396	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III Orlando Figueroa	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III

LMRK Issuer Co. LLC, a Delaware limited liability company	LD Acquisition Company 10 LLC, a Delaware limited liability company	100% limited liability company interest	81-2624396	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III Orlando Figueroa	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III

NPPA Series A Supplement – Schedule 5.4 (Obligors and Subsidiaries)

LMRK Issuer Co. LLC, a Delaware limited liability company	LD Tall Wall II LLC, a Delaware limited liability company	100% limited liability company interest	81-2624396	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III Orlando Figueroa	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III

2019-1 TRS LLC, a Delaware limited liability company	N/A	100% limited liability company interest	84-3923667	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III Orlando Figueroa	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III

LD Acquisition Company 8 LLC, a Delaware limited liability company	N/A	100% limited liability company interest	45-2484321	(Member-managed)	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III

LD Acquisition Company 9 LLC, a Delaware limited liability company	N/A	100% limited liability company interest	80-0776473	(Member-managed)	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III

LD Acquisition Company 10 LLC, a Delaware limited liability company	N/A	100% limited liability company interest	61-1673496	(Member-managed)	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III

LD Tall Wall II LLC, a Delaware limited liability company	N/A	100% limited liability company interest	82-4789075	(Member-managed)	Arthur P. Brazy, Jr. George P. Doyle Daniel R. Parsons Josef Bobek III

NPPA Series A Supplement – Schedule 5.4 (Obligors and Subsidiaries)

SCHEDULE 5.5(b)

TO

NPPA SERIES A SUPPLEMENT

MATERIAL LIABILITIES

None, other than as described on Schedule 5.15.

NPPA Series A Supplement – Schedule 5.5(b) (Material Liabilities)

SCHEDULE 5.8

TO

NPPA SERIES A SUPPLEMENT

LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS

None.

NPPA Series A Supplement – Schedule 5.8 (Litigation; Observance of Agreements, Statutes and Orders)

SCHEDULE 5.9

TO

NPPA SERIES A SUPPLEMENT

TAXES

None.

NPPA Series A Supplement – Schedule 5.9 (Taxes)

SCHEDULE 5.10

TO

NPPA SERIES A SUPPLEMENT

TITLE TO PROPERTY; LEASES

Asset TC132065 – Seller was potentially not correctly vested in title when asset was sold to Landmark. Seller inherited the property and issue created during administration of Estate. Lessee of the underlying lease continues to make payments to date.

Asset TC143017 – Seller attempted to sell same lease twice creating a cloud on title. Landmark is pursuing remedies and attempting to perfect title.

Asset BB164934 – As discussed with [REDACTED], transfer of underlying easement to LD-8 pending consent from Midland Loan Services and Wilmington Trust. Easement inadvertently assigned to Issuer affiliate. Easement transfer to be completed within 45-days of closing. Lease interest and rental revenue unaffected.

NPPA Series A Supplement – Schedule 5.10 (Title to Property; Leases)

SCHEDULE 5.11

TO

NPPA SERIES A SUPPLEMENT

LICENSES, PERMITS, ETC.

None.

NPPA Series A Supplement – Schedule 5.11 (Licenses, Permits, Etc.)

SCHEDULE 5.15

TO

NPPA SERIES A SUPPLEMENT

EXISTING INDEBTEDNESS

Existing Indebtedness: None, other than the existing Indebtedness as described below which will be paid and satisfied in full upon receipt and application by the Issuer and/or the other Obligors of the proceeds of the Notes purchased hereunder.

Existing Liens: None, other than (a) Permitted Liens as defined in this Agreement and (b) Liens relating to the Indebtedness as described below, which Liens will be released and terminated immediately upon payment of the existing Indebtedness as described above:

LMRK 2016-1 Indenture

Indebtedness and Liens under and in connection with that certain Indenture, dated as of as of June 16, 2016 (as amended, restated, modified or otherwise supplemented prior to the date hereof, collectively, the “Indenture”), by and among LMRK Issuer Co. LLC, a Delaware limited liability company, LD Acquisition Company 8 LLC, a Delaware limited liability company, LD Acquisition Company 9 LLC, a Delaware limited liability company, and LD Acquisition Company 10 LLC, a Delaware limited liability company, as Obligors, and the other Loan Documents (as defined in the Indenture).

SunTrust Credit Agreement

Indebtedness and Liens under and in connection with that certain Third Amended and Restated Credit Agreement, dated as of as of November 15, 2018 (as amended, restated, modified or otherwise supplemented prior to the date hereof, collectively, the “Credit Agreement”), by and among LD Tall Wall II LLC, a Delaware limited liability company, as Guarantor, and the other Loan Documents (as defined in the Credit Agreement).

NPPA Series A Supplement – Schedule 5.15 (Existing Indebtedness)

SCHEDULE 5.18

TO

NPPA SERIES A SUPPLEMENT

ENVIRONMENTAL MATTERS

None.

NPPA Series A Supplement – Schedule 5.18 (Environmental Matters)

SCHEDULE 5.19

TO

NPPA SERIES A SUPPLEMENT

UCC FINANCING STATEMENTS

Obligor	Filing Office
LMRK Guarantor Co. LLC	Delaware

LMRK Issuer Co. LLC	Delaware

2019-1 Co-Guarantor LLC	Delaware

2019-1 TRS LLC	Delaware

LD Acquisition Company 8 LLC	Delaware

LD Acquisition Company 9 LLC	Delaware

LD Acquisition Company 10 LLC	Delaware

LD Tall Wall II LLC	Delaware

NPPA Series A Supplement – Schedule 5.19 (UCC Financing Statements)

SCHEDULE 5.20

TO

NPPA SERIES A SUPPLEMENT

MATERIAL CONTRACTS

NPPA Series A Supplement – Schedule 5.20 (Material Contracts)

SCHEDULE 5.21

TO

NPPA SERIES A SUPPLEMENT

LIEN LIMITATIONS IN MATERIAL CONTRACTS

None.

NPPA Series A Supplement – Schedule 5.21 (Lien Limitations in Material Contracts)

SCHEDULE 8.1

TO

NPPA SERIES A SUPPLEMENT

AMORTIZATION SCHEDULE

NPPA Series A Supplement – Schedule 8.1 (Amortization Schedule)

SCHEDULE 9.2

TO

NPPA SERIES A SUPPLEMENT

INSURANCE REQUIREMENTS

Coverage	Limits	Coverage Terms
General Liability
$1,000,000	Each Occurrence	Primary & Non-Contributory Wording
$1,000,000	Personal and Advertising Injury Limit	Waiver of Subrogation
$2,000,000	Products Completed Operations Aggregate Limit	Additional Insured
$2,000,000	General Aggregate Limit Per Location
$10,000,000	Maximum Policy General Aggregate Limit
$10,000	Medical Expense
$1,000,000	Damage to Premises Rented to You Limit - any one premise
Automobile Liability
$1,000,000	Combined Single Limit - Hired & Non-Owned	Primary & Non-Contributory Wording
Waiver of Subrogation
Additional Insured
Workers’ Compensation
Statutory	Workers Compensation	Waiver of Subrogation
$1,000,000	BI by Accident - Each Accident
$1,000,000	BI by Disease - Each Employee
$1,000,000	BI by Disease - Policy Limit
Umbrella Liability
$15,000,000	Each Occurrence	Excess GL, EL, AL
$15,000,000	Products/Completed Operations Aggregate	Primary & Non-Contributory Wording
$15,000,000	General Aggregate Limit	Waiver of Subrogation
Additional Insured
Employment Practices Liability
$5,000,000	Aggregate Limit of Liability
$5,000,000	Third Party Liability Sublimit
Commercial Property
$44,042,455	Policy Limit	$5,000 deductible per occurrence
$1,250,000	Personal Property Blanket Limit
Cyber
$10,000,000	Maximum Aggregate Limit
$10,000,000	Maximum Single Limit
Pollution

NPPA Series A Supplement – Schedule 9.2 (Insurance Requirements)

$1,000,000	Policy Aggregate	Site specific policy for an asset in Monroe Township, NJ
Landmark Dividend – Directors & Officers
$20,000,000	Aggregate Limit of Liability	$250,000 Retention: Each Claim
Professional Liability
$5,000,000	Aggregate Limit of Liability	$250,000 Retention: Each Claim
Private Fund Liability
$5,000,000	Aggregate Limit of Liability	$250,000 Retention: Each Claim
Fiduciary
$5,000,000	Aggregate Limit of Liability	$250,000 Retention: Each Claim
$250,000	Civil Penalties Sublimit	Civil Penalties Retention
$250,000	HIPAA Civil Penalties Sublimit
Crime
$6,000,000	Aggregate Limit of Liability
$3,000,000	Insuring agreements	$25,000 Deductible
Employed Lawyers
$1,000,000	Aggregate Limit of Liability
$1,000,000	Individual Non-Indemnified Liability
$1,000,000	Individual Indemnified Liability	$10,000 Retention
Foreign Package
$2,000,000	Liability - General Aggregate
$1,000,000	Liability - Each Occurrence
$1,000,000	Employee Benefits – Aggregate
$1,000,000	Employee Benefits – Each Claim
$1,000,000	Contingent Auto – Per Accident
$1,000,000	Employers Liability – Each Accident
$1,000,000	Employers Liability – Policy Limit
$1,000,000	Employers Liability – Each Employee
Landmark Infrastructure Directors & Officers Policies
Directors & Officers
$40,000,000	Limit of Liability	$500,000 Retention: Each Claim
$350,000	Investigation Costs
Directors & Officers Side A DIC $10mil xs $40mil
$10,000,000	Maximum Aggregate Limit of Liability (including defense expenses) excess of underlying policies

NPPA Series A Supplement – Schedule 9.2 (Insurance Requirements)

SCHEDULE A

TO

NPPA SERIES A SUPPLEMENT

NOTICES AND INFORMATION RELATING TO THE PURCHASERS

[REDACTED]

NPPA Series A Supplement – Schedule A (Notices and Information Relating to the Purchasers)